                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------



                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE


                         SECURITIES EXCHANGE ACT OF 1934


                           Date of Report June 8, 2000




                             INTERCORP EXCELLE INC.
             (Exact name of registrant as specified in its charter)



Province of Ontario              001-13365                        N/A
(State or other                 (Commission                  (IRS Employer
jurisdiction of                 File Number)               Identification No.)
incorporation)



                                1880 Ormont Drive
                             Toronto, Canada M9l 2V4

                                 (416) 744-2124

Item 4.    Changes in Registrant's Certifying Accountants.

           On June 1, 2000, Schwartz Levitsky Feldman, LLP ("SLF"), the independent Chartered Accountants for Intercorp Excelle Inc.(the "Company") were dismissed and replaced with the new appointment of Richter, Usher and Vineberg, Chartered Accountants. During the years ended January 31, 2000 and January 31, 1999, the reports by SLF on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and subsequent period up to June 1, 2000, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

           On May 29, 2000, upon receipt of approval of its Board of Directors, the Company engaged Richter, Usher and Vineberg to serve as the Company's independent Chartered Accountants. During the Company's two most recent fiscal years, and during any subsequent period through May 29, 2000, the Company did not consult with Richter, Usher and Vineberg on any accounting or auditing issues.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

           (c)    Exhibits

                  Exhibit 1 - Letter, dated June 8, 2000 from Schwartz Levitsky Feldman LLP.



                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: June 8, 2000

                                            INTERCORP EXCELLE INC.


                                            By:  /s/ Fred Burke
                                               --------------------------------
                                               Name: Fred Burke
                                               Title: Chief Financial Officer